Exhibit 99.1

Towerstream Reports Second Quarter 2014 Results

MIDDLETOWN, R.I., August 11, 2014 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the second quarter ended June 30, 2014.

Second Quarter Operating Highlights

HetNets Tower Corporation Subsidiary

●	Revenues increased to $0.7 million in the second quarter 2014 compared to $0.2 million in the second quarter 2013.
●	Expanded Wi-Fi locations for large cable company customer by approximately 20% over the twelve months ended June 30, 2014.
●	Signed Master Lease Agreement with a major US wireless carrier for small cell deployments.

Towerstream Corporation

●	Total customer average revenue per user (“ARPU”) totaled $760 during the second quarter 2014 as compared to $758 for the first quarter 2014 and $740 for the second quarter 2013.
●	Customer churn for the second quarter 2014 was 1.71% compared to 2.33% for the first quarter 2014 and 2.34% for the second quarter 2013.
●	New Cogent-like offering of 100 Mbps for $699 continues to gain traction with 13 customer installations and 9 buildings lit.

Management Comments

“Securing our first Master Lease Agreement with a US carrier was an important milestone for our subsidiary, Hetnets Tower Corporation," stated Jeffrey Thompson, President and CEO. "Our robust backhaul network, diverse portfolio of rooftop locations, and strong partnerships with equipment vendors will enable us to deliver a one stop, total solution to carriers as the densification begins over the next few quarters."

“Our new 100 megabit offering continues to gain traction and customer additions, and we have targeted additional buildings for deployment over the balance of the year,” stated Joseph Hernon, Chief Financial Officer. “Our newly formed customer retention team has restored churn to our historical levels of approximately 1.7 percent which has been our average for the past 36 months.”

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	6/30/2014	3/31/2014	6/30/2013

Revenues	$8,265	$8,380	$8,212
Gross margin
Consolidated	26%	30%	37%
Fixed wireless	65%	67%	70%
Capital expenditures
Fixed wireless	$1,403	$1,486	$1,028
Shared wireless infrastructure	490	938	233
Corporate	205	113	46
Churn rate (1)	1.71%	2.33%	2.34%
ARPU (1)	$760	$758	$740
ARPU of new customers (1)	626	636	640
Cash and cash equivalents	17,289	21,206	36,387

(All dollars are in thousands except ARPU)

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statement of Operations (Unaudited)

(All dollars are in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$8,265	$8,212	$16,645	$16,511

Operating Expenses
Cost of revenues	6,102	5,166	11,958	10,147
Depreciation and amortization	3,281	3,936	6,976	7,807
Customer support	1,147	1,181	2,319	2,579
Sales and marketing	1,399	1,524	2,821	2,965
General and administrative	2,667	2,636	5,345	5,773
Total Operating Expenses	14,596	14,443	29,419	29,271
Operating Loss	(6,331)	(6,231)	(12,774)	(12,760)
Other Income/(Expense)
Gain on business acquisition	-	63	-	1,004
Interest expense, net	(59)	(59)	(123)	(94)
Other income (expense), net	(4)	(4)	(7)	(7)
Total Other Income/(Expense)	(63)	-	(130)	903
Net Loss	$(6,394)	$(6,231)	$(12,904)	$(11,857)

Net loss per common share – basic and diluted	$(0.10)	$(0.09)	$(0.19)	$(0.19)
Weighted average common shares outstanding – basic and diluted	66,479	66,371	66,459	63,931

Statement of Operations - Segment Basis (Unaudited)

	Three Months Ended June 30, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,572	$739	$-	$(46)	$8,265

Operating Expenses
Cost of revenues	2,620	3,514	14	(46)	6,102
Depreciation and amortization	2,081	977	223	-	3,281
Customer support	268	179	700	-	1,147
Sales and marketing	1,252	63	84	-	1,399
General and administrative	202	158	2,307	-	2,667
Total Operating Expenses	6,423	4,891	3,328	(46)	14,596

Operating Income (Loss)	$1,149	$(4,152)	$(3,328)	$-	$(6,331)
Non-recurring expenses, primarily acquisition related	-	-	91	-	91
Non-cash expenses (a)	2,187	1,039	477	-	3,703
Adjusted EBITDA (b)	3,336	(3,113)	(2,760)	-	(2,537)
Less: Capital expenditures	1,403	490	205	-	2,098
Net Cash Flow (b)	$1,933	$(3,603)	$(2,965)	$-	$(4,635)

	Three Months Ended June 30, 2013
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$8,061	$196	$-	$(45)	$8,212

Operating Expenses
Cost of revenues	2,385	2,797	29	(45)	5,166
Depreciation and amortization	2,837	911	188	-	3,936
Customer support	286	134	761	-	1,181
Sales and marketing	1,322	111	91	-	1,524
General and administrative	171	145	2,320	-	2,636
Total Operating Expenses	7,001	4,098	3,389	(45)	14,443

Operating Income (Loss)	$1,060	$(3,902)	$(3,389)	$-	$(6,231)
Non-recurring expenses, primarily acquisition related	-	-	47	-	47
Non-cash expenses (a)	2,917	914	458	-	4,289
Adjusted EBITDA (b)	3,977	(2,988)	(2,884)	-	(1,895)
Less: Capital expenditures	1,028	233	46	-	1,307
Net Cash Flow (b)	$2,949	$(3,221)	$(2,930)	$-	$(3,202)

	Six Months Ended June 30, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$15,258	$1,479	$-	$(92)	$16,645

Operating Expenses
Cost of revenues	5,119	6,902	29	(92)	11,958
Depreciation and amortization	4,618	1,919	439	-	6,976
Customer support	536	355	1,428	-	2,319
Sales and marketing	2,515	140	166	-	2,821
General and administrative	311	304	4,730	-	5,345
Total Operating Expenses	13,099	9,620	6,792	(92)	29,419

Operating Income (Loss)	$2,159	$(8,141)	$(6,792)	$-	$(12,774)
Non-recurring expenses, primarily acquisition related	-	-	91	-	91
Non-cash expenses (a)	4,799	2,053	977	-	7,829
Adjusted EBITDA (b)	6,958	(6,088)	(5,724)	-	(4,854)
Less: Capital expenditures	2,890	1,428	317	-	4,635
Net Cash Flow (b)	$4,068	$(7,516)	$(6,041)	$-	$(9,489)

	Six Months Ended June 30, 2013
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$16,248	$354	$-	$(91)	$16,511

Operating Expenses
Cost of revenues	4,719	5,448	71	(91)	10,147
Depreciation and amortization	5,657	1,775	375	-	7,807
Customer support	561	379	1,639	-	2,579
Sales and marketing	2,619	158	188	-	2,965
General and administrative	318	334	5,121	-	5,773
Total Operating Expenses	13,874	8,094	7,394	(91)	29,271

Operating Income (Loss)	$2,374	$(7,740)	$(7,394)	$-	$(12,760)
Non-recurring expenses, primarily acquisition related	-	-	113	-	113
Non-cash expenses (a)	5,853	1,780	1,042	-	8,675
Adjusted EBITDA (b)	8,227	(5,960)	(6,239)	-	(3,972)
Less: Capital expenditures	2,116	369	149	-	2,634
Net Cash Flow (b)	$6,111	$(6,329)	$(6,388)	$-	$(6,606)

(a) Includes depreciation and amortization, stock-based compensation, deferred rent expense, loss on property and equipment, and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

Effective January 1, 2013, the Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) Wi-Fi access and the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

 Summary Condensed Balance Sheet

(All dollars are in thousands)

	(Unaudited) June 30, 2014	(Audited) December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$17,289	$28,182
Other	2,166	1,537
Total Current Assets	19,455	29,719

Property and equipment, net	36,837	38,485

Other assets	5,878	6,713

Total Assets	62,170	74,917

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	3,401	3,774
Deferred revenues and other	2,117	2,247
Total Current Liabilities	5,518	6,021

Long-Term Liabilities	2,890	2,802
Total Liabilities	8,408	8,823

Stockholders’ Equity
Common stock	67	66
Additional paid-in-capital	154,744	154,172
Accumulated deficit	(101,049)	(88,144)
Total Stockholders’ Equity	53,762	66,094
Total Liabilities and Stockholders’ Equity	$62,170	$74,917

Summary Condensed Statement of Cash Flows (Unaudited)	Six Months Ended June 30,
	2014	2013

Cash Flows from Operating Activities
Net loss	$(12,904)	$(11,857)
Non-cash adjustments:
Depreciation & amortization	6,976	7,807
Stock-based compensation	555	667
Gain on business acquisition	-	(1,004)
Other	279	61
Changes in operating assets and liabilities	(1,644)	(2,402)
Net Cash Used in Operating Activities	(6,738)	(6,728)

Cash Flows From Investing Activities
Acquisitions of property and equipment	(4,063)	(2,120)
Acquisition of a business, net of cash acquired	-	(223)
Lease incentive payment from landlord	380	-
Other	(81)	(108)
Net Cash Used in Investing Activities	(3,764)	(2,451)

Cash Flows From Financing Activities
Payments on capital leases	(409)	(376)
Proceeds from stock issuances	22	291
Net proceeds from sale of common stock	-	30,499
Other	(4)	-
Net Cash (Used in) Provided by Financing Activities	(391)	30,414

Net (Decrease) Increase In Cash and Cash Equivalents	(10,893)	21,235
Cash and cash equivalents – beginning	28,182	15,152
Cash and cash equivalents – ending	$17,289	$36,387

Fixed Wireless Segment Market data for the three months ended June 30, 2014

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$1,996	$573	$1,423	71%	$469	$954
New York	1,950	702	1,248	64%	336	912
Boston	1,449	404	1,045	72%	190	855
Chicago	734	293	441	60%	128	313
Miami	381	118	263	69%	79	184
San Francisco	285	124	161	56%	58	103
Houston	174	66	108	62%	38	70
Las Vegas-Reno	225	122	103	46%	56	47
Seattle	75	48	27	36%	12	15
Dallas-Fort Worth	160	100	60	38%	46	14
Providence-Newport	65	51	14	22%	1	13
Philadelphia	32	19	13	41%	6	7
Total	$7,526	$2,620	$4,906	65%	$1,419	$3,487

Fixed Wireless Segment Market data for the three months ended June 30, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$2,047	$483	$1,564	76%	$380	$1,184
Boston	1,628	356	1,272	78%	245	1,027
New York	1,940	634	1,306	67%	372	934
Chicago	820	266	554	68%	113	441
Miami	391	106	285	73%	86	199
Houston	180	57	123	68%	30	93
Las Vegas-Reno	274	141	133	49%	41	92
San Francisco	320	113	207	65%	117	90
Providence-Newport	114	50	64	56%	19	45
Seattle	94	47	47	50%	24	23
Philadelphia	40	19	21	53%	16	5
Dallas-Fort Worth	162	100	62	38%	66	(4)
Nashville	6	13	(7)	-%	3	(10)
Total	$8,016	$2,385	$5,631	70%	$1,512	$4,119

Fixed Wireless Segment Market data for the six months ended June 30, 2014

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$4,036	$1,134	$2,902	72%	$937	$1,965
New York	3,866	1,321	2,545	66%	616	1,929
Boston	2,984	798	2,186	73%	387	1,799
Chicago	1,459	587	872	60%	269	603
Miami	750	221	529	71%	174	355
Houston	346	124	222	64%	56	166
San Francisco	561	251	310	55%	149	161
Las Vegas-Reno	481	243	238	49%	99	139
Providence-Newport	145	98	47	32%	3	44
Dallas-Fort Worth	327	194	133	41%	95	38
Seattle	140	96	44	31%	17	27
Philadelphia	69	39	30	43%	21	9
Nashville	2	13	(11)	-%	2	(13)
Total	$15,166	$5,119	$10,047	66%	$2,825	$7,222

Fixed Wireless Segment Market data for the six months ended June 30, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$4,117	$1,013	$3,104	75%	$792	$2,312
Boston	3,298	686	2,612	79%	461	2,151
New York	3,826	1,233	2,593	68%	709	1,884
Chicago	1,733	572	1,161	67%	226	935
Miami	768	205	563	73%	169	394
Las Vegas-Reno	662	273	389	59%	97	292
San Francisco	622	214	408	66%	202	206
Houston	233	78	155	67%	43	112
Providence-Newport	241	99	142	59%	37	105
Seattle	231	92	139	60%	64	75
Philadelphia	80	37	43	54%	38	5
Dallas-Fort Worth	334	189	145	43%	142	3
Nashville	11	28	(17)	-%	7	(24)
Total	$16,156	$4,719	$11,437	71%	$2,987	$8,450

Operating Outlook and Guidance

●	Revenues for the third quarter 2014 are expected to range between $7.4 million to $7.7 million for the Fixed Wireless segment.

●	Revenues for the third quarter 2014 are expected to range between $800,000 to $1.0 million for the Shared Wireless Infrastructure segment.

●	Adjusted EBITDA, on a segment basis, is expected to range between profitability of $3.1 million to $3.4 million for the Fixed Wireless segment.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.

“Adjusted Market EBITDA” also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Market Cash Flow” represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

"Shared Wireless Infrastructure, Net" represents the net operating results for that business segment.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted Market EBITDA to Net Loss, Fixed Wireless Segment

	For the three months ended June 30,
	2014	2013
Adjusted Market EBITDA	$3,487	$4,119
Fixed wireless, non-market specific
Other expenses	(303)	(267)
Depreciation and amortization	(2,081)	(2,837)
Shared wireless infrastructure, net	(4,106)	(3,857)
Corporate	(3,328)	(3,389)
Other income (expense)	(63)	-
Net loss	$(6,394)	$(6,231)

	For the six months ended June 30,
	2014	2013
Adjusted Market EBITDA	$7,222	$8,450
Fixed wireless, non-market specific
Other expenses	(537)	(510)
Depreciation and amortization	(4,618)	(5,657)
Shared wireless infrastructure, net	(8,049)	(7,649)
Corporate	(6,792)	(7,394)
Other income (expense)	(130)	903
Net loss	$(12,904)	$(11,857)

II. Adjusted EBITDA to Net Loss

	For the three months ended June 30,
	2014	2013
Adjusted EBITDA	$(2,537)	$(1,895)
Depreciation and amortization	(3,281)	(3,936)
Stock-based compensation	(263)	(271)
Loss on property and equipment	-	(17)
Loss on non-monetary transactions	(68)	(65)
Deferred rent	(91)	-
Non-recurring expenses	(91)	(47)
Operating Income (Loss)	$(6,331)	$(6,231)
Interest expense, net	(59)	(59)
Gain on business acquisition	-	63
Other income (expense), net	(4)	(4)
Net loss	$(6,394)	$(6,231)

	For the six months ended June 30,
	2014	2013
Adjusted EBITDA	$(4,854)	$(3,972)
Depreciation and amortization	(6,976)	(7,807)
Stock-based compensation	(555)	(667)
Loss on property and equipment	-	(59)
Loss on non-monetary transactions	(136)	(142)
Deferred rent	(162)	-
Non-recurring expenses	(91)	(113)
Operating Income (Loss)	$(12,774)	$(12,760)
Interest expense, net	(123)	(94)
Gain on business acquisition	-	1,004
Other income (expense), net	(7)	(7)
Net loss	$(12,904)	$(11,857)

III. Net Cash Flow to Net Cash Used in Operating Activities

	For the three months ended June 30,
	2014	2013
Net cash flow	$(4,635)	$(3,202)
Capital expenditures	2,098	1,307
Non-recurring expenses	(91)	(47)
Changes in operating assets and liabilities, net	1,004	(266)
Other, net	(24)	(97)
Net cash used in operating activities	$(1,648)	$(2,305)

	For the six months ended June 30,
	2014	2013
Net cash flow	$(9,489)	$(6,606)
Capital expenditures	4,635	2,634
Non-recurring expenses	(91)	(113)
Changes in operating assets and liabilities, net	(1,644)	(2,402)
Other, net	(149)	(241)
Net cash used in operating activities	$(6,738)	$(6,728)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on August 11, 2014 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through August 18, 2014 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 72260570.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com  and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About HetNets Tower Corporation

HetNets Tower Corporation (“HetNets”) was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (NASDAQ:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service.  Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage.  HetNets offers a carrier-class Wi-Fi network for Internet access and the offloading of mobile data.  Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by HetNets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
917-861-0089

todd@indicatemedia.com